Exhibit 5.1

Yigal Arnon (1929-2014)
Dror Vigdor
Amalia Meshi
Amnon Lorch
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
Niv Zecler
Ofer Argov
David Osborne
Gil Oren
Ronit Amir Yaniv
Orly Tsioni
Mordehai Baicz
Barak Platt
Benjamin Horef
Yoran Gill
Asaf Eylon
Daniel Marcovici
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven
Yarom Romem
Adam Spruch	Yuval Bargil
Eliran Furman
Eran Lempert
Ofir Levy
Daniel Green
Hanital Belinson
Yoheved Novogroder
Oren Roth
Dror Varsano
Odelia Sidi
Shira Lahat
Micki Shapira
Eran Zach
Ido Chitman
Aner Hefetz
David Akrish
Nir Rosner
Assaf Mesica
Liron Hacohen
Guy Fuhrer
Ezra Gross
David Roness
Eli Greenbaum
Lee Maor
Nimrod Vromen
Guy Sagiv
Shani Rapoport
Lior Gelbard
Keren Tal
Naftali Nir
Yael Hoefler
Sagi Schiff
Netanella Treistman
Daniel Damboritz
Yulia Lazbin
Joshua Lieberman	Eyal Aichel
Roy Masuri
Avi Anouchi
Sivan Gilron Dotan
Tomer Bar-Nathan
Edan Regev
Michal Sagmon
Hila Rot
Neta Goshen
Chen Lanir
Daphna Livneh
Tamar Gilboa
Adi Samuel
Rachel Cohen
Alona Toledano
Elad Offek
Yuval Shamir
Liat Pillersdorf
Lihi Katzenelson
Inbar Hakimian-Nahari
Shahar Uziely
Yehudit Biton
Gitit Ramot-Adler
Omri Schnaider
Shiran Sofer
Rinat Michael
Adi Attar
Daniella Milner
Amos Oseasohn
Guy Kortany
Ofir Paz
Goor Koren
Adi Daniel
Dafna Shaham
Miriam Friedmann
Roni Osborne	Ortal Zanzuri
Roey Sasson
Shir Eshkol
Moshe Medved
Lior Sofer
Nir Rodnizky
Noam Shochat
Noa Slavin
Michael Horowitz
Guy Fatal
Shani Lorch
Itamar Cohen
Shai Margalit
Yonatan Whitefield
Moshe Lankry
Nir Kamhi
Shira Teger
Rachel Lerman
Ravid Saar
Sophie Blackston
Elad Morgenstern
Ron Ashkenazi
Sara Haber
Carmel Nudler
Yehonatan Cohen
David Shmulevitz
Tair Cherbakovsky
Ophir Dagan
Liad Kalderon
Nataly Damary
Shiran Glitman
Dani Weissberg
Lareine Khoury
Nohar Hadar
Shirley Youseri
Nitzan Kahana	Tali Har-Oz
Niv Blacher
Tal Alon
Ohad  Sarusi
Mor Ido
Nechemia Englman
Natalie Korenfeld
Moshe Pasker
Mazi Ohayon
Nitzan Fisher-Conforti
Victoria Savu
Derora Tropp
Hila Amiel
Chaim Cohen
Shine Shaham
Michal Mor
Daniel Siso
Maytal Spivak
Avraham Schoen
Omer Razin
Elan Loshinsky
Ariel Even
Noah Zivan
Josh Hauser
Eitan Cohen
Itai Guttel
Dor Brown
Dror Kanarik Sarig
Artium Gorelik
Maor Alev
Tamar Drori
Vered Glaubach
Yair Taitelbaum
Gilad Lindenfeld
Gabi Priel
Regina Pevzner

Sophy Litvin
Igal Lavi
Maor Layani
Areen Nashef
Tal Slabbaert
David Chesterman
Noam Kolt
Stav Ben Hamo
Ido Zahavi
Guy Yarom
Ben Nachshon
Danielle Berkowicz
Inbar Rosenthal
Dan Shimon
Lital Gamniel
Matan Zigel
Avital Salzman
Aharon Topper
Rotem Cohen

Gidon Weinstock Of Counsel
Roy Keidar Of Counsel

Paul H. Baris (1934-2010)
Rami Kook
Nira Kuritzky
Eran Ilan

Tel Aviv | May 14, 2020

Cyren Ltd.

10 Ha-Menofim St., 5th Floor

Herzliya,

Israel 4672561

Ladies and Gentlemen:

Re: Cyren Ltd. Form S-8

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on behalf of Cyren Ltd., a company organized under the laws of the State of Israel (the “Company”), for the purpose of registering under the Securities Act 7,750,000 of the Company’s Ordinary Shares, nominal value NIS 0.15 per share (the “Shares”), available for issuance under the Cyren Ltd. 2016 Non-Employee Director Equity Incentive Plan and the Cyren Ltd. 2016 Equity Incentive Plan (together, the “Plans”).

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the truth of all facts communicated to us by the Company, we have assumed that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders meetings of the Company which have been provided to us are true, accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws, and we have also assumed the compliance of any grant of Shares with the Company’s compensation policy, as in effect from time to time.

As outside Israeli counsel to the Company, we have performed such investigations, and have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion.

Upon the basis of such examination, we are of the opinion that, the Shares have been duly and validly authorized for issuance and, when issued in accordance with the applicable grant or option agreement, pursuant to the terms of the Plans and in accordance with the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

The above opinion is based on facts existing on the date hereof and of which we are aware. We express no opinion as to any laws other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Yigal Arnon & Co.

Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il